UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
August 5, 2024
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.
On August 6, 2024, Planet Fitness, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2024, the Company entered into a transition agreement (the “Transition Agreement”) and a consulting agreement (the “Consulting Agreement”) with the Company’s Chief Financial Officer, Tom Fitzgerald, in order to provide the Company additional time to identify, retain and onboard its next Chief Financial Officer. Pursuant to the terms of the Transition Agreement, Mr. Fitzgerald has agreed to remain employed with the Company through December 31, 2024. Provided that he remains employed with the Company through December 31, 2024, Mr. Fitzgerald will be entitled to receive his 2024 annual cash bonus, payable in accordance with the terms of the Company’s annual bonus plan on the date that bonuses are paid to active employees of the Company. Pursuant to the terms of the Consulting Agreement, effective January 1, 2025, Mr. Fitzgerald will serve as a consultant to the Company through March 31, 2025 and will receive a consulting fee of $10,000 per month through the term of the Consulting Agreement for his services. In addition, any outstanding equity-based awards held by Mr. Fitzgerald will continue to vest in accordance with their terms during the period he provides consulting services to the Company. Pursuant to the Consulting Agreement, if the Company terminates Mr. Fitzgerald’s consulting services without cause prior to March 31, 2025, any equity awards held by Mr. Fitzgerald that would otherwise have vested by their terms on or before March 31, 2025 will become vested as of the date of such termination.

The foregoing descriptions of the material terms of the Transition Agreement and the Consulting Agreement for Mr. Fitzgerald do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition Agreement and the Consulting Agreement, copies of which will be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: August 6, 2024